As filed with the Securities and Exchange Commission on January 28, 2013

                          Registration No. 333- 134884
     Registration No. 333- 69967
Registration No. 333- 73548
Registration No. 333- 16613
Registration No. 33-75668

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333- 134884
POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333- 69967
POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333- 73548
POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 333- 16613
POST-EFFECTIVE AMENDMENT NO. 1 to FORM S-8 REGISTRATION STATEMENT NO. 33-75668

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Triad Guaranty Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	56-1838519
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

P.O. Box 100503
Birmingham, Alabama 35210
(205) 951-4012
(Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

TRIAD GUARANTY INC. 2006 LONG-TERM STOCK INCENTIVE PLAN
TRIAD GUARANTY INC. EMPLOYEE STOCK PURCHASE PLAN
1993 LONG TERM STOCK INCENTIVE PLAN
1993 LONG TERM STOCK INCENTIVE PLAN
1993 LONG TERM STOCK INCENTIVE PLAN
(as amended and restated)
(Full title of the plan)

Triad Guaranty Inc.
P.O. Box 100503
Birmingham, Alabama 35210
(205) 951-4012
(Name, Address, including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

with a copy to:
Jeffrey C. Howland, Esq.
Womble Carlyle Sandridge & Rice, LLP
One West Fourth Street
Winston-Salem, NC 27101
(336) 721-3516

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.  (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment relates to the Registration Statements of Triad Guaranty Inc. (the "Company") on Form-S-8 (collectively, the "Registration Statements") filed by the Company with the Securities and Exchange Commission (the "SEC"):

•	Registration Statement No. 333- 134884, registering 1,091,400 shares of the Company's common stock, $0.01 par value, under the 2006 Long-Term Stock Incentive Plan;

•	Registration Statement No. 333- 69967, registering 60,000 shares of the Company's common stock, $0.01 par value, under the Triad Guaranty Inc. Employee Stock Purchase Plan;

•	Registration Statement No. 333- 73548, registering 500,000 shares of the Company's common stock, $0.01 par value, under the 1993 Long-Term Stock Incentive Plan;

•	Registration Statement No. 333- 16613, registering 450,000 shares of the Company's common stock, $0.01 par value, under the 1993 Long-Term Stock Incentive Plan; and

•	Registration No. 33-75668, registering shares of the Company's common stock, $0.01 par value, under the 1993 Long-Term Stock Incentive Plan

The Company has terminated all offerings of the Company's securities pursuant to the Registration Statements.  Pursuant to the undertakings contained in the Registration Statements, the Company files this post-effective amendment to the Registration Statements to terminate the Registration Statements and to deregister all of the shares of common stock which were registered under the Registration Statements that remain unsold as of the date hereof.  The Registration Statements will remain in effect with respect to reserved but unissued shares of the Company's common stock to cover the potential issuance of shares subject to outstanding awards.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Birmingham, State of Alabama, on this 28th day of January, 2013.

TRIAD GUARANTY INC.

By:	/s/ William T. Ratliff, III
Name:	William T. Ratliff, III
Title:	Chairman and President